Exhibit 10.w

                          RENEWED, AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$933,000.00                                                    February 12, 2003
                                                               Atlanta, Georgia

      WHEREAS, Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood") issued to Louisville Hotel, L.P., a Delaware limited partnership ("Louisville")
(i) that certain Secured Promissory Note dated September 30, 1999 in the principal amount of $1,333,000 (the "Louisville Note"); (ii) that certain Secured Promissory Note (Arizona) dated September 30, 1999 in the principal amount of $300,000 (the "Arizona Note"); and (iii) that certain Secured Promissory Note (Florida) dated September 30, 1999 in the principal amount of $300,000 (the "Florida Note" and together with the Louisville Note and the Arizona Note, the "Original Notes");

      WHEREAS, contemporaneously herewith, Ridgewood has paid to Louisville the sum of $200,000 in cash, and Louisville has applied such payment on account and in reduction of the Louisville Note; and

      WHEREAS, contemporaneously herewith, Ridgewood has conveyed to Louisville title to certain property in Columbus, Ohio, having an agreed value of $200,000.00, and in connection with, and consideration of, such conveyance, Louisville has agreed to grant Ridgewood a credit in the amount of $200,000.00 on account and in reduction of the indebtedness evidenced by the Louisville Note; and

      WHEREAS, contemporaneously herewith,

      (a) Ridgewood has conveyed to SC Glendale Land, LLC title to certain property located in Glendale, Arizona, said property having been conveyed to said grantee subject to a certain Deed of Trust executed by Ridgewood in favor of Louisville in order to secure, among other things, the Arizona Note, and in connection with such conveyance, Louisville has released Ridgewood from liability under the Arizona Note; and

      (b) Ridgewood and Louisville have entered into that certain Renewed, Amended and Restated Promissory Note amending the Florida Note; and

      WHEREAS, the Louisville Note now evidences an indebtedness having an outstanding principal balance of $933,000.00 as of the date hereof; and

      WHEREAS, Ridgewood desires to renew, amend and restate the Louisville Note as more particularly set forth herein.

      NOW, THEREFORE, the Louisville Note is hereby renewed, amended and restated as follows:

      FOR VALUE RECEIVED, RIDGEWOOD HOTELS, INC., a Delaware corporation ("Maker"), hereby promises to pay to LOUISVILLE HOTEL, L.P., a Delaware limited partnership ("Holder"), or order, at One North Clematis Street, Suite 305, West Palm Beach, FL 33401, the principal amount of Nine Hundred Thirty Three Thousand Dollars ($933,000.00), with interest on such amount until paid, at the rate set forth below and payable as follows:

      1. Interest Rate

      The amount of outstanding principal shall bear interest at the rate of thirteen percent (13%) per annum from October 1, 1999 through February 12, 2003, and at the rate of ten percent (10%) per annum from and after February 12, 2003; provided, however, that if there is an Event of Default with respect to any monetary obligation then for so long as such Event of Default continues the outstanding principal shall bear interest at the rate of fifteen percent (15%). Interest shall be calculated on the basis of a 365-day year.

      2. Term

      All unpaid principal, together with any and all accrued and unpaid interest, shall be due (the "Maturity Date") upon the earlier of (i) February 12, 2006 or (ii) the acquisition of Holder's membership interest in Louisville Hotel, LLC pursuant to the Operating Agreement of Louisville Hotel, LLC effective as of May 1998, as amended by that First Amendment to the Operating Agreement of Louisville Hotel, LLC dated as of September 30, 1999 and that Second Amendment to the Operating Agreement of Louisville Hotel, LLC dated as of February 12, 2003 (such Operating Agreement of Louisville Hotel, LLC as at any time amended, modified, revised or replaced, the "Operating Agreement").

      3. Payment

      Interest only shall be payable in monthly installments in arrears and interest payments for each month shall be due on the fifteenth (15th) day of the following month beginning on February 15, 2003, and continuing to the Maturity Date, on which date the amount equal to the outstanding principal balance, together with accrued and unpaid interest, shall be due and payable.

      Any payment hereunder shall be applied first to the payment of costs and charges of collection, if any, then to accrued interest, and the balance, if any, shall be then applied to reduction of principal. Principal and interest are payable in lawful money of the United States of America.

      4. Late Payment

      Maker agrees that if on or after February 12, 2003 for any reason it fails to make any on the monthly payments required herein, including the amount due at the Maturity Date, within five (5) days after the due date, Holder shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. Maker therefore agrees that a sum equal to five percent (5%) of such delinquent payment is a reasonable


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

estimate of such damages and Maker agrees to pay such sum upon demand by Holder. Acceptance of such late charge by the Holder shall in no event constitute a waiver of Maker's default with respect to such overdue amount nor prevent the Holder from exercising any of the other rights and remedies granted hereunder.

      5. Security Agreement

      This Note is secured by an Amended Membership Interest Security Agreement, executed contemporaneously herewith by Maker in favor of Holder, which grants a security interest in Maker's ownership interests in Louisville Hotel LLC, a Delaware limited liability company (the "Security Agreement"), and by that certain Mortgage, Assignment of Rents and Security Agreement recorded in Official Records Book 3741, Page 1746, and corrected by that certain Corrected Mortgage, Assignment of Rents and Security Agreement recorded in Official Records Book 3789, Page 924, and modified by that certain Partial Release of Mortgage recorded in Official Records Book 3789, Page 940, all of the Public Records of Seminole County, Florida (the said Mortgage, Assignment of Rents and Security Agreement, as so amended and modified, being hereinafter sometimes referred to as the `Florida Mortgage", which said Florida Mortgage also secures the Florida Note; provided, however, that upon the payment in full of the Florida Note, the Florida Mortgage shall be released and shall no longer secure the obligations of Maker under this Note.

      6. Default/Acceleration

      If any one or more of the following events shall occur (hereinafter called an "Event of Default"), namely: (i) default shall be made in the payment of any installment hereunder, when due which is not cured within any applicable cure period; or (ii) Maker shall become insolvent, or shall be unable to pay its debts as they mature; or shall admit in writing its inability to pay its debts as they mature; or shall make an assignment for the benefit of its creditors; or shall file or commence or have filed or commenced against it any proceeding for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned; or (iii) there shall be a material adverse change in the financial condition of Maker as compared to its financial condition as of the date hereof or (iv) an event of default shall exist under the Security Agreement which is not cured within any applicable cure period; or (v) Maker shall fail to comply with any other provision of this Note; or (vi) any representation or warranty made herein or in the Security Agreement shall be false in any material respect;
(vii) there is an Event of Default under that certain Renewed, Amended and Restated Secured Promissory Note [Florida] between Maker and Holder dated of even date herewith; or (viii) there is any default or event of default under the Operating Agreement by Maker which is not cured within any applicable cure period, and with respect to each of the foregoing, in the case of any monetary obligation, the same shall not be paid within five (5) days of written notice of such failure by Holder to Maker, and in the case of any non-monetary obligation which is curable, the same shall not be cured within twenty (20) days of written notice of such failure by Holder to Maker (provided that if a cure period is provided in the Security Agreement or the Operating Agreement, such cure periods shall control with respect to defaults under such agreements, and the cure period provided herein shall not apply with respect thereto),


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

THEN, upon the occurrence of any such Event of Default, or upon the expiration of the term of this Note, Holder at its election, and without presentment, demand, notice of any kind, all of which are expressly waived by Maker, may declare the entire outstanding balance of principal and interest thereon immediately due and payable, together with all costs of collection, including attorneys' fees, or may exercise upon or enforce its rights to its collateral, as may be set forth in the Security Agreement or otherwise.

      7. No Waiver By Holder

      The acceptance by Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default. The acceptance by Holder of a payment of a portion of any installment at any time that such installment is due in full shall not cure or excuse the default caused by the failure to pay such installment in full and shall not constitute a waiver of the right to require full payment when due of all future or succeeding installments.

      8. Attorneys' Fees And Costs

      In the event Holder takes any action to enforce any provision of this Note, either through legal proceedings or otherwise, Maker promises to immediately reimburse Holder for reasonable attorneys' fees and all other costs and expenses so incurred. Maker shall also reimburse Holder for all reasonable attorneys' fees and costs reasonably incurred in the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to Maker or any security for the obligations hereunder, or for any action to enforce any judgment rendered hereon or relating to enforcement hereof.

      9. Waivers

      The Maker, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment, protest and notice of protest; expressly agree that this Note, or any payment hereunder, may be renewed, modified or extended from time to time and at any time; and consent to the acceptance or release of security for this Note or the release of any party or guarantor, all without in any way affecting their liability and waive the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any guaranty thereof, or to any agreement to pay the same to the full extent permissible by law.

      10. Maximum Interest

      In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of money to be loaned hereunder or otherwise, for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circum-stance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance


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

Holder shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Maker.

      11. Prepayment

      Maker may prepay this Note in full or in part at any time without prepayment charge; provided that any partial prepayments of principal shall be in an amount not less than $50,000. No partial prepayment shall release Maker from thereafter tendering all regular scheduled monthly payments required herein until the Note is paid in full.

      12. Notices

      Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

      To Maker:   Ridgewood Hotels, Inc.
                  100 Rue Charlemange
                  Braselton, GA 30517
                  Attn: Mr. Henk Evers
                  Telephone: (678) 425-9000
                  Facsimile: (678) 425-6913

      To Holder:  Louisville Hotel, L.P.
                  c/o Sterling USA, Inc.
                  One North Clematis Street - Suite 305
                  West Palm Beach, FL 33401
                  Attn: David Kosoy
                  Telephone: (561) 835-1810
                  Facsimile: (561) 835-4118

Any notice so given by mail shall be deemed to have been given as of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so give shall be deemed given upon receipt of the same by the party to whom the same is to be given.

Maker hereby designates The Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, Delaware 19801, as the Maker's agent for receipt of service of process in any action filed or instituted by Holder in respect of this Note or the Security Agreement or any other


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

document, instrument or agreement evidencing, securing or in any way related to the indebtedness evidence by this Note.

      13. Additional Representations, Warranties and Covenants

      Maker is a corporation formed and incorporated under the laws of the State of Delaware. The principal place of business and chief executive office of Maker is located at the address for notice to such party as set forth herein.

Maker shall, from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Holder may request, in order to effectuate the provisions of this Note.

      In the event that Maker ceases to be a public company, then after such date Maker shall provide to Holder (i) within 45 days of the end of each fiscal quarter, copies of unaudited financial statements and (ii) within 90 days of the end of Maker's fiscal year copies of Maker's audited financial statements. Holder agrees that any such financial statements provided to Holder shall be considered confidential information of Maker and shall not be disclosed by Holder to any third party.

      14. Miscellaneous

      The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. As used herein the term "Maker" shall include the undersigned Maker and any other person or entity who may subsequently become liable for the payment hereof.

All obligations hereunder are joint and several and references to "Maker" shall refer to each and every one of them. The term of this Note shall inure to the benefit of and bind Maker and Holder and their successors and assigns. The term "Holder" shall include the named Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned. Each person signing this Note on behalf of Maker represents and warrants that he has full authority to do so and that this Note binds Maker.

      15. Time of Essence

      It is agreed that time is of the essence as to every term, condition and provision of this Note.

      16. Severability

      Every provision hereof is intended to be several and if any provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.


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

      17. Modification

      This Note may not be changed or modified orally, nor may any right or provision hereof be waived orally, but in each instance only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

      18. Remedies Cumulative

      Each and every right, remedy and power hereby granted to Holder or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by Holder from time to time.

      19. Nonrecourse

      Notwithstanding any other provision of this Note or the Security Agreement, except as provided herein below, Maker shall not be personally liable for the payment of the principal sum or any interest due or any other amount under this Note, and Holder agrees that in no event shall any monetary deficiency judgment for such amount be sought or secured against Maker for the payment of sums due hereunder. Notwithstanding the foregoing, however, nothing in this Note or the Security Agreement shall be deemed to limit the rights and remedies of Holder with respect to, or limit the liability of Maker for, any and all losses, costs, claims, demands, judgments, penalties, fines, liabilities, damages or expenses arising (directly or indirectly), by reason of the occurrence or existence of or relating to any of the following: (a) fraud or misrepresentation by Maker, (b) misappropriation or misapplication of any property securing the obligations under this Note, including, but not limited to rents, issues, profits or other revenues, and/or other revenues and/or monies, including security deposits, insurance proceeds and condemnation awards, including any failure to apply the same to amounts under the Note or (c) intentional waste with regard to any security for the obligations hereunder.

      20. Governing Law

      This Note shall be governed by and construed under the laws of the State of Delaware.

      21. Waiver of Jury Trial

      Maker and Holder, to the fullest extend permitted by law, each hereby waives all right to a trial by jury in any action or proceeding arising out of this Note.

                            [Signature page follows]


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

      This RENEWED, AMENDED AND RESTATED SECURED PROMISSORY NOTE renews, amends and restates the Original Note (the original of which is attached hereto) and Holder's acceptance of this Renewed, Amended and Restated Secured Promissory Note constitutes Holder's agreement to the terms set forth herein.

                                        MAKER:

                                        RIDGEWOOD HOTELS, INC.,
                                        a Delaware corporation


                                        By:_____________________________________

                                        Its:____________________________________


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